UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 15, 2009

Commission File No.	Exact name of each Registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone number	I.R.S. Employer Identification Number
1-8180	TECO ENERGY, INC. (a Florida corporation)	59-2052286

TECO Plaza 702 N. Franklin Street Tampa, Florida 33602 (813) 228-1111

1-5007	TAMPA ELECTRIC COMPANY (a Florida corporation)	59-0475140

TECO Plaza 702 N. Franklin Street Tampa, Florida 33602 (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01:	Other Events.

On May 15, 2009, Tampa Electric filed with the Florida Public Service Commission (FPSC) a motion for reconsideration of the FPSC’s April 30, 2009 order in Tampa Electric’s base rate case. On the same date, the intervenors in this case, which include the Citizens of the State of Florida represented by the Office of Public Counsel, the Florida Retail Federation, the Florida Industrial Power Users Group, AARP and the Attorney General Office of the State of Florida, as a group, filed a separate motion for reconsideration with the FPSC.

The purpose of a petition for rehearing or reconsideration is to bring to the attention of the FPSC some factual or legal point it overlooked or failed to consider when it rendered its order in the first instance. A motion for reconsideration, which is routinely filed in cases before the FPSC, is a limited scope proceeding to address only those issues raised in the motion. The FPSC may make a determination to either reconsider the issue or to maintain its original decision. If the FPSC decides to reconsider the issue raised in the motion, there is no preset schedule for such reconsideration.

Tampa Electric’s basis for its motion for reconsideration is to address a technical issue related to the reconciliation of the rate base to the capital structure in calculating the weighted average cost of capital.

The intervenors listed above in Tampa Electric’s base rate case filed a Request for Oral Argument on their motion for reconsideration related to the 2010 second step base rate increase.

Information related to these filings is available by following the link on the TECO Energy Website at www.tecoenergy.com on the Investors page, or on the FPSC Website at http://www.psc.state.fl.us/dockets/cms/docketdetails.aspx?docket=080317.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2009	TECO ENERGY, INC.
(Registrant)

/s/ G. L. GILLETTE
G. L. GILLETTE
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: May 19, 2009	TAMPA ELECTRIC COMPANY
(Registrant)

/s/ G. L. GILLETTE
G. L. GILLETTE
Senior Vice President-Finance and Chief Financial Officer (Principal Financial Officer)